Exhibit 99.1

CONTINEUM THERAPEUTICS REPORTS POSITIVE TOPLINE DATA FROM PHASE 1B POSITRON EMISSION TOMOGRAPHY (PET) TRIAL OF PIPE-791

- PIPE-791 achieved high LPA1 brain receptor occupancy (RO) in healthy volunteers and progressive multiple sclerosis (PrMS) patients

- PIPE-791 showed a safety and tolerability profile consistent with previous clinical studies

- Topline data affirms planned doses for future Phase 2 clinical proof-of-concept trials

SAN DIEGO – September 18, 2025 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today announced positive topline data from its PIPE-791 Phase 1b positron emission tomography (PET) trial.  The trial met its primary objectives by demonstrating PIPE-791, the Company’s novel, brain penetrant, small molecule antagonist of the lysophosphatidic acid 1 (LPA1) receptor, achieved high brain receptor occupancy (RO) in healthy volunteers and progressive multiple sclerosis (PrMS) patients with a clear pharmacokinetic (PK) correlation between drug exposure and receptor engagement.  PIPE-791 also demonstrated a safety and tolerability profile consistent with the Company’s previous clinical studies.  Based on these data, the Company believes its planned doses for its future Phase 2 proof-of-concept clinical trials in idiopathic pulmonary fibrosis (IPF) and PrMS will exceed 90% target coverage at trough with once daily dosing.

“We are pleased by these results, which confirm that PIPE-791 achieves high, sustained brain RO,” said Timothy Watkins, M.D., M.Sc., Chief Medical Officer and Head of Development, Contineum Therapeutics.  “These trial data highlight the unique pharmacological properties of PIPE-791, enabling the potential for once-daily dosing for sustained target coverage.  We believe showing target engagement in humans is an important, additional step that validates our compelling preclinical data and provides a solid foundation for advancing PIPE-791 into Phase 2 trials.”

Selected Topline Brain PET Data for Healthy Volunteers and PrMS Patients

•	A PK relationship between PIPE-791 exposure and LPA1 brain RO was confirmed in healthy volunteers and PrMS patients.

•	Plasma EC50 values 37 ng/mL at 24 hours and 12 ng/mL at 168 hours post-dose demonstrate sustained target engagement in healthy volunteers.

•	The Company believes its planned doses for its future Phase 2 proof-of-concept clinical trials will exceed 90% target coverage at trough with once daily dosing.

Although direct measurement of LPA1 RO in the lungs of healthy volunteers was not feasible in the Company’s Phase 1b PET trial, likely due to low receptor expression in healthy volunteers combined with technical challenges associated with lung PET imaging, the Company’s earlier preclinical studies have demonstrated a strong correlation between brain and lung RO.

“Based on the distribution pattern of PIPE-791, we believe the brain is an appropriate surrogate for predicting RO in the lungs,” said Daniel Lorrain, Ph.D., Chief Scientific Officer, Contineum Therapeutics.  “We are confident in the planned doses for our future Phase 2 proof-of-concept clinical trials based upon brain RO and our completed preclinical work.”

This Phase 1b, open label, single-center trial was designed to assess the correlation between pharmacokinetics and LPA1 RO using PET imaging in healthy volunteers, as well as IPF and PrMS patients. 12 healthy volunteers and four PrMS patients participated in this trial. More information on this trial can be found at https://clinicaltrials.gov (NCT06683612).

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis, progressive multiple sclerosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder. For more information, please visit www.contineum-tx.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines, including, but not limited to, those regarding the pharmacological properties, safety, tolerability and therapeutic potential of PIPE-791; the potential of the data from the Company’s Phase 1b PET trial to predict dose selection, including whether the Company’s planned dose selection for its future Phase 2 proof-of-concept clinical trials will achieve sustained or exceed 90% target coverage at trough with once daily dosing, or to predict future clinical outcomes or results; the Company’s cash runway; the indications, anticipated benefits of, and market opportunities for the Company’s drug candidates; the Company’s business strategies and plans; and the quotations of the Company’s management. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; the U.S. Food & Drug Administration or comparable foreign regulatory authorities may disagree as to the design or implementation of our proposed clinical trials; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to the Company’s competitors, including the results of studies or regulatory determinations relating to the Company’s competitors; risks associated with reliance on third parties to successfully conduct clinical trials and, in the case of PIPE-307, the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop PIPE-307 for any other indication other than relapsing-remitting multiple sclerosis and, after completion of the Company’s PIPE-307 Phase 2 VISTA trial, Janssen Pharmaceutica NV’s decision, in its sole discretion, whether or not to further develop PIPE-307 for relapsing-remitting multiple sclerosis; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s license agreement with Janssen Pharmaceutica NV may not result in the successful development of PIPE-307; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable market and economic conditions and military conflict may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's periodic filings and in other filings that the Company makes with the Securities and Exchange Commission (SEC) from time to time, which are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com